UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On July 14, 2008, Genentech, Inc. disclosed new information related to trastuzumab-DM1 (T-DM1), which comprises ImmunoGen’s DM1 cell-killing agent linked to Genentech’s anti-HER2 antibody, trastuzumab. After market close, Genentech disclosed that — during the quarter ended June 30, 2008 — patient enrollment was completed in Genentech’s Phase II study assessing T-DM1 in patients with HER2-positive metastatic breast cancer (HER+ mbc) that progressed on HER2-directed therapy. Genentech also disclosed that it expects to submit interim data from this study for presentation at the ASCO Breast Cancer Symposium being held in September 2008.

Additionally, Genentech disclosed the following related to its expected development of T-DM1:

•                  Genentech plans to initiate a Phase II study evaluating T-DM1 as a third-line treatment for HER2+ mbc. Genentech expects patient dosing in this trial to begin in the second half of 2008. Should this trial yield compelling data, Genentech intends to discuss an earlier approval path with the FDA.

•                  Genentech plans to initiate a Phase II study evaluating T-DM1 as a first-line treatment for HER2+ mbc. Genentech expects patient dosing in this trial to begin in the second half of 2008. The trial planned randomizes patients to treatment either with T-DM1 or with Herceptin (trastuzumab) and docetaxel.

•                  During the second half of 2008, Genentech also expects to make a go/no go decision related to initiating Phase III testing to evaluate T-DM1 as a second-line treatment for HER2+ mbc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: July 15, 2008	/s/ Daniel M. Junius
Daniel M. Junius
Executive Vice President and Chief Financial Officer